Page 1 of 3                                                       June 16, 2000

                        Quarterly Servicer's Certificate
               (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                 Southern California Edison Company, as Servicer

  CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                      SCE-1


Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                 Collection Periods: March 2000 through May 2000
                        Distribution Date: June 26, 2000

         Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

         In WITNESS WHEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 19th day of June, 2000.

                 SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                         By:      Mary C. Simpson
                                  ---------------------------------------------
                                  Mary C. Simpson
                         Title:   Assistant Treasurer

1.   Distribution of Principal per $1,000 of Original Principal Amount

                                                                                         Principal Payment
                                                                                           per $1,000 of
                                                                                        Original Principal
                               Original Principal              Principal Payment              Amount
                                       (A)                            (B)                 (B /A x 1,000)

     a.  Class A-1           $      246,300,000.00      $                 -       $                    -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00               52,226,819.00                210.7278712
     d.  Class A-4                  246,030,125.00                        -                            -
     e.  Class A-5                  360,644,658.00                        -                            -
     f.  Class A-6                  739,988,148.00                        -                            -
     g.  Class A-7                  314,944,403.00                        -                            -

2.   Distribution of Interest per $1,000 of Original Principal Amount
                                                                                       Interest Payment per
                                                                                        $1,000 of Original
                               Original Principal              Interest Payment          Principal Amount
                                       (A)                            (B)                 (B / A x 1,000)

     a.  Class A-1           $      246,300,000.00            $           -               $            -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00                3,822,944.31               15.42500000
     d.  Class A-4                  246,030,125.00                3,825,768.44               15.54999998
     e.  Class A-5                  360,644,658.00                5,662,121.13               15.70000000
     f.  Class A-6                  739,988,148.00               11,802,810.96               15.95000000
     g.  Class A-7                  314,944,403.00                5,054,857.67               16.05000001

Page 2 of 3                                                       June 16, 2000

                        Quarterly Servicer's Certificate
               (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                 Southern California Edison Company, as Servicer
  CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                      SCE-1

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                 Collection Periods: March 2000 through May 2000
                        Distribution Date: June 26, 2000

3.   As of this Payment Date
     a.  Required Overcollateralization Level                                                 $      3,078,750.00
     b.  Required Capital Level                                                                     12,215,000.00
     c.  Outstanding principal balance of Series 1997-1 Notes
         i.   prior to giving effect to any payments made on this Payment Date                   1,909,448,132.00
         ii.  per Expected Amortization Schedule                                                 1,857,221,313.00

4.   Amounts available for distribution this Payment Date:
     a.  Remittances for March 2000 Collection period                                         $     28,723,233.62
     b.  Remittances for April 2000 Collection Period                                               27,396,103.57
     c.  Remittances for May 2000 Collection Period                                                 26,757,400.59
     d.  Net Earnings on Collection Account                                                            677,912.95
     e.  General Subaccount Balance (sum of a through d above)                                      83,554,650.73
     f.  Reserve Subaccount Balance                                                                 14,421,013.01
     g.  Overcollateralization Subaccount Balance                                                    2,770,875.00
     h.  Capital Subaccount Balance                                                                 12,215,000.00
     i.  Collection Account Balance (sum of e through h above)                                     112,961,538.74

5.   Distribution of amounts remitted:
     a.  Note, Delaware, Certificate Trustee Fees                                             $              -
     b.  Servicing Fees                                                                              1,193,405.08
     c.  Quarterly Administration Fees                                                                  25,000.00
     d.  Operating Expenses (up to a maximum of $100,000.00)                                             4,051.66
     e.  Quarterly Interest                                                                         30,168,502.51
     f.  Principal Due and Payable                                                                           -
     g.  Quarterly Principal                                                                        52,226,819.00
     h.  Operating Expenses in excess of those in d above                                                    -
     i.  Deposit to Overcollateralization Subaccount (up to required level)                            307,875.00
     j.  Deposit to Capital Subaccount (up to required level)                                                -
     k.  Released to the Note Issuer: Net earnings on Collection Account                                     -
     l.  Released to the Note Issuer upon Series retirement: Overcollateralization Subaccount                -
     m.  Released to the Note Issuer upon Series retirement: Capital Subaccount Balance                      -
     n.  Deposit to Reserve Account                                                                          -
     o.  Released to Note Issuer upon Series Retirement: Collection Account                                  -
                                                                                              -------------------
         TOTAL                                                                                $     83,925,653.25
                                                                                              ===================

6.   For this Payment Date
     a.  Withdrawal, if any, from Reserve Subaccount (including $247,370.01 in net earnings)  $        618,372.54
     b.  Withdrawal, if any, from Overcollateralization Subaccount (including
         $41,003.09 in net earnings)                                                                    41,003.09
     c.  Withdrawal, if any, from Capital Subaccount (including $187,001.98 in net earnings)           187,001.98

Page 3 of 3                                                       June 16, 2000

                        Quarterly Servicer's Certificate
               (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                 Southern California Edison Company, as Servicer

  CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                      SCE-1

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                 Collection Periods: March 2000 through May 2000
                        Distribution Date: June 26, 2000

7.   For this Payment Date
     a.  Current Payment Date                                June 25, 2000
     b.  Prior Payment Date*                                March 25, 1999
     c.  30/360 Days in Interest Accrual Period (a-b)                   90

8.   Interest due and payable as of this Payment Date

                            Principal Amount
                          (before giving effect                             Interest Due
                            to any payments)     Note Interest Rate        for this Period          Interest Paid
                                   (A)                   (B)              (A x B x 7c /360)         this Period

     a.  Class A-1         $             -             5.98%             $           -            $          -
     b.  Class A-2                       -             6.14%                         -                       -
     c.  Class A-3             247,840,798.00          6.17%                 3,822,944.31            3,822,944.31
     d.  Class A-4             246,030,125.00          6.22%                 3,825,768.44            3,825,768.44
     e.  Class A-5             360,644,658.00          6.28%                 5,662,121.13            5,662,121.13
     f.  Class A-6             739,988,148.00          6.38%                11,802,810.96           11,802,810.96
     g.  Class A-7             314,944,403.00          6.42%                 5,054,857.67            5,054,857.67

9.   Principal amount as of this Payment Date
                                                                                                 Difference Between
                                                                                                     Outstanding
                                                                                                  Principal Amount
                            Principal Amount                              Principal Amount        and Amount Shown
                          (before giving effect                        (after giving effect to       on Expected
                            to any payments)      Principal Payment         any payments)           Amortization
                                   (A)                   (B)                    (A-B)                 Schedule

     a.  Class A-1         $             -         $          -        $             -           $           -
     b.  Class A-2                       -                    -                      -                       -
     c.  Class A-3             247,840,798.00        52,226,819.00         195,613,979.00                    -
     d.  Class A-4             246,030,125.00                 -            246,030,125.00                    -
     e.  Class A-5             360,644,658.00                 -            360,644,658.00                    -
     f.  Class A-6             739,988,148.00                 -            739,988,148.00                    -
     g.  Class A-7             314,944,403.00                 -            314,944,403.00                    -
                                                                       ------------------
                                                              Total     $1,857,221,313.00
                                                                        -----------------
         Projected outstanding balance of Series 1997-1                 $1,857,221,313.00

10.  Ending balance this Payment Date:
     a.  Reserve Subaccount                        $  14,050,010.48
     b.  Overcollateralization Subaccount              3,078,750.00
     c.  Capital Subaccount                           12,215,000.00

* or Series issuance Date in the case of the first payment date.